EXHIBIT 99.1

FOR IMMEDIATE RELEASE                CONTACT: Frederick N. Cooper (215) 938-8312
February 8, 2005                                     fcooper@tollbrothersinc.com
                                                 Joseph R. Sicree (215) 938-8045
                                                     jsicree@tollbrothersinc.com


  TOLL BROTHERS' RECORD 1ST QTR CONTRACTS GROW 60% TO $1.44 BILLION VS FY 2004
         RECORD 1ST QTR 2005 HOME BLDG REVENUES RISE 68% TO $989 MILLION
            RECORD 1ST QTR-END BACKLOG INCREASES 66% TO $4.89 BILLION

Horsham, PA, February 8, 2005 -- Toll Brothers, Inc., (NYSE:TOL) (www.tollbrothers.com), the nation's leading builder of luxury homes, today reported record first-quarter results for contracts and home building revenues and the highest quarter-end backlog in its history These results, for the first quarter ended January 31, 2005, are preliminary. The Company will announce final totals when it releases first-quarter earnings on February 23, 2005.

Robert I. Toll, chairman and chief executive officer, stated: "With our strong first quarter results, we are on track for the 40%-plus net income growth we have forecast for Fiscal Year 2005.

"Our record backlog and contracts indicate that demand for our luxury homes remains very healthy. In addition, our non-binding reservation deposits, which are preliminary to contracts and then to revenues ten to twelve months thereafter, have also been strong. In 9 of the 13 weeks in our first quarter 2005, these deposits were either the highest or second highest on a per community (same store) basis for that quarter since 1987. The other four weeks, two of which had Christmas and New Year fall on the weekend and one of which had a major weekend snow storm, well exceeded our five-year per-community average since 2000.

"We have a national brand name and offer a wide range of products, including move-up, empty-nester, active-adult, resort-style golf and lake communities, urban in-fill, high-density suburban, beach tower and urban tower residences. With multiple product lines and numerous price points within the luxury niche, we are broadening our base of potential buyers. We enjoy access to well- priced and abundant capital to fund our operations. And we can purchase materials in high-volumes and at low cost, which means we can provide great value for our customers.

                                     *more*


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"Most importantly, we have the resources, expertise and capital to control land, gain approvals and open new luxury home communities in lot-constrained locations where upscale home buyers want to live. Given the growing number of affluent households in the U.S., we believe this lot supply, which now exceeds 60,000 home sites, positions us to continue to grow and gain market share in the coming years."

Toll Brothers' preliminary financial highlights for the three-month period ended January 31, 2005:

    o The Company's FY 2005 first-quarter contracts of approximately $1.44 billion (2,173 homes), grew by 60% over FY 2004's first-quarter contracts of $902.8 million (1,512 homes), the previous first-quarter record. In addition, in first quarter 2005, unconsolidated entities in which the Company had an interest signed contracts of approximately $15.6 million (36 homes).

    o FY 2005 first-quarter-end backlog of approximately $4.89 billion (7,292 homes), the highest backlog in the Company's history, increased 66% over FY 2004's record first-quarter-end backlog of $2.95 billion (5,079 homes), the previous first-quarter record. In addition, at the end of fiscal 2005's first quarter, unconsolidated entities in which the Company had an interest had a backlog of approximately $65.0 million (147 homes).

    o FY 2005 first-quarter home building revenues of approximately $989 million (1,590 homes), increased 68% over FY 2004's first-quarter home building revenues of $589.6 million (1,085 homes), the previous first-quarter record. Revenues from land sales totaled approximately $1.2 million for FY 2005's first quarter, compared to $6.0 million in FY 2004's.

    o In addition, in the Company's fiscal 2005 first-quarter, unconsolidated entities in which the Company had an interest delivered approximately $26.5 million (63 homes) compared to $1.5 million (5 homes) in the first quarter of fiscal 2004. The Company's share of the profits from the delivery of such homes will be included in 'Equity Earnings in Unconsolidated Entities' on the Company's Income Statement.



                                     *more*

Toll Brothers will be broadcasting live via the Investor Relations section of its website, WWW.TOLLBROTHERS.COM, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EST) today, February 8, 2005, to discuss these results and our outlook for the rest of fiscal 2005. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through February 22, 2005.

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 20 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit WWW.TOLLBROTHERS.COM.

      Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.


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NUMBERS ARE PRELIMINARY

                                                                 UNITS                            $ (MILL)
                                                       1ST QTR.         1ST QTR.          1ST QTR.         1ST QTR.
CLOSINGS                                                 2005             2004              2005             2004
-------------------------------                       ----------       ----------        ---------        ---------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                    229             183             123.3           104.6
MID-ATLANTIC (DE, MD, PA, VA)                               663             405             386.9           201.4
MIDWEST      (IL, MI, OH)                                    95              72              57.0            40.9
SOUTHEAST    (FL, NC, SC, TN)                               155             121              84.4            53.7
SOUTHWEST    (AZ, CO, NV, TX)                               248             149             155.7            81.8
WEST COAST   (CA)                                           200             155             181.7           107.2
                                                          -----           -----           -------           -----
                                                          1,590           1,085             989.0           589.6
UNCONSOLIDATED ENTITIES                                      63               5              26.5             1.5
                                                          -----           -----           -------           -----
                                                          1,653           1,090           1,015.5           591.1
                                                          =====           =====           =======           =====


CONTRACTS
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                    319             222             200.6           137.9
MID-ATLANTIC (DE, MD, PA, VA)                               767             527             471.4           283.8
MIDWEST      (IL, MI, OH)                                   112             120              78.0            71.7
SOUTHEAST    (FL, NC, SC,TN)                                381             174             205.4            85.4
SOUTHWEST    (AZ, CO, NV, TX)                               366             233             254.2           143.5
WEST COAST   (CA)                                           228             236             233.4           180.5
                                                          -----           -----           -------           -----
                                                          2,173           1,512           1,443.0           902.8
UNCONSOLIDATED ENTITIES                                      36               5              15.6             1.6
                                                          -----           -----           -------           -----
                                                          2,209           1,517           1,458.6           904.4
                                                          =====           =====           =======           =====


BACKLOG
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                  1,118             971             676.8           552.7
MID-ATLANTIC (DE, MD, PA, VA)                             2,349           1,796           1,456.8           919.5
MIDWEST      (IL, MI, OH)                                   463             342             305.4           194.0
SOUTHEAST    (FL, NC, SC, TN)                               952             464             584.5           250.1
SOUTHWEST    (AZ, CO, NV, TX)                             1,469             793             948.2           458.5
WEST COAST   (CA)                                           941             713             916.2           570.3
                                                          -----           -----           -------         -------
                                                          7,292           5,079           4,887.9         2,945.1
UNCONSOLIDATED ENTITIES                                     147              15              65.0             4.8
                                                          -----           -----           -------           -----
                                                          7,439           5,094           4,952.9         2,949.9
                                                          =====           =====           =======         =======

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